DELOITTE &                                             Exhibit 2.n (ii)
      TOUCHE
-------------         ---------------------------------------------------------
       [LOGO]         DELOITTE & TOUCHE LLP           Telephone: (212) 436-2000
                      Two World Financial Center      Facsimile: (212) 436-5000
                      New York, New York 10281-1414







August 17, 1999


Emigrant Savings Bank
5 East 42nd Street
New York, NY 10017

Attn:    Mr. John R. Brinster
         First Vice President

Ladies and Gentlemen:

We have acted as special tax advisor to Emigrant Savings Bank (the "Bank") in connection with certain transactions that involve the establishment of Emigrant Securities Corp., an indirect subsidiary of the Bank that will be registered as a closed-end management investment company within the meaning of the Investment Company Act of 1940, as amended (the "40 Act"). Pursuant to your request, this letter (the "Memorandum") sets forth our opinion as to certain Federal income tax consequences regarding Emigrant Securities Corp.'s qualification as a regulated investment company under Part I of Subchapter M of the Internal Revenue Code of 1986, as amended (the "IRC").

In rendering this Memorandum, we examined the Private Placement Memorandum (the "PPM"), to which this opinion is appended, and relied upon the facts and representations stated therein. Terms referenced herein but not specifically defined are defined in the PPM.

In rendering the opinion provided herein, we relied upon the IRC, final, temporary, and proposed Treasury regulations promulgated thereunder, rulings and pronouncements issued by the Internal Revenue Service (the "IRS"), and administrative and judicial decisions, all as in effect on the date hereof. Each and all of these are subject to change (for which we shall have no responsibility to advise you), and any such change could be given retroactive effect.

EXCLUDED ITEMS
--------------

Our opinion, as set forth in its entirety in this Memorandum, is limited to the conclusions as specifically set forth herein. This Memorandum does not purport to deal with all the Federal, state and local income tax consequences that may or may not apply to the transactions described in this Memorandum.

Emigrant Savings Bank
August 17, 1999

OPINION AND ANALYSIS
--------------------

BASIS FOR QUALIFICATION AS A REGULATED INVESTMENT COMPANY
---------------------------------------------------------

EMIGRANT SECURITIES CORP. SHOULD QUALIFY AS A REGULATED INVESTMENT COMPANY WITHIN THE MEANING OF IRC SS. 851 FOR ITS INITIAL TAX YEAR ENDING DECEMBER 31, 1999 AND SUBSEQUENT TAX YEARS WHERE THE REQUIREMENTS DISCUSSED HEREIN ARE SATISFIED.

A)       The Definition
-----------------------

A "regulated investment company," as defined by IRC ss. 851(a), means any domestic corporation which, at all times during the taxable year, is registered under the 40 Act: (i) as a management company or unit investment trust, (ii) has in effect an election under the 40 Act to be treated as a business development company, or (iii) which is a common trust fund or similar fund excluded by ss. 80a-3(c)(3) of the 40 Act from the definition of "investment company" and is not included in the definition of "common trust fund" by IRC ss. 584(a).1 A corporation is "domestic" for Federal income tax purposes where it is created or organized in the United States or under the laws of the United States or of any State.2 Emigrant Securities Corp. is a corporation created and organized under the laws of the State of Delaware. It will be registered as a management company under the 40 Act and is anticipated to be registered as such at all times during its taxable year. As a result, Emigrant Securities Corp. should meet the definition of a regulated investment company as set forth in IRC ss. 851 (a), subject also to the qualification tests described below.

B)       The Qualification
--------------------------

In general, a corporation will not be qualified as a regulated investment company, as defined by IRC ss. 851(a), for any taxable year, unless it:

i)       elects to be treated as a regulated investment company,
ii) derives at least ninety percent (90%) of its gross income from certain specified sources (the "income test"),
iii)     satisfies an asset diversification requirement, and
iv) distributes at least ninety percent (90%) of its income (the "distribution requirement").3

i)       THE ELECTION

A corporation perfects an election to be treated as a regulated investment company by computing its taxable income as a regulated investment company in its tax return for the first taxable year in which the election is applicable.4 A company computes its taxable income as a regulated investment company where it complies with the rules of IRC ss. 852 (discussed in greater detail below). There
--------
1   IRC ss. 851(a).
2   IRC ss. 7701(a)(4).
         3   IRC ss.ss. 851(b), 852(a).
4   IRC ss. 851(b)(1); and Treas. Reg. ss. 1.851-2(a).


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Emigrant Savings Bank
August 17, 1999

is no other way to perfect an election; once made, the election is irrevocable.5 Emigrant Securities Corp. will make the election in its initial tax return for its tax year ended December 31, 1999.

ii)      THE INCOME TEST

In addition to the election requirement, Emigrant Securities Corp. must satisfy the income test, annually, in order to qualify as a regulated investment company for Federal income tax purposes. At least ninety percent (90%) of the corporation's annual gross income6 must constitute:

i)       dividends, interest, and payments with respect to securities loans,7
ii) gains from the sale or other disposition of stock, securities,8 or foreign currencies, or iii) other income9 derived with respect to the business of investing in such stock, securities, or currencies.10

Losses realized from the disposition of stock or securities do not enter into the computation (that is, a loss is neither in the numerator nor the denominator of the fraction).11 It is anticipated that Emigrant Securities Corp.'s portfolio will consist of assets such that at least ninety percent (90%) of its gross income will at all times consist of dividends, interest, and other income that qualifies for purposes of the income test. As a result, income and gain that are attributable to Emigrant Securities Corp.'s assets (with the possible exception of real estate and certain real estate-related assets) should qualify for purposes of the income test.

iii)     THE ASSET DIVERSIFICATION REQUIREMENT

The asset diversification requirement consists of two tests:

i)       the "50% test," and
ii)      the "25% test."12

A regulated investment company must satisfy both tests at the close of every quarter of the taxable year.13

In order to meet the 50% test, at least half of the value of the regulated investment company's total assets must consist of:

i)       cash and cash items (including receivables),
--------

5   ID.
6   SEE IRC ss. 61; and Rev. Rul. 85-167, 1985-2 C.B. 178. Amounts otherwise excludable under IRC ss. 103(a) (iN general, municipal bond interest) are included in gross income for purposes of the income test. SEE IRC ss. 851(b) flusH language.
7   IRC ss.ss. 85l(b)(2), and 512(a)(5).
8   As defined in ss. 80a-2(a)(36) of the 40 Act.
9   Including but not limited to gains from options, futures, or forward contracts.
10  IRC ss. 851(b)(2).
11  Treas. Reg. ss. 1.851-2(b).
12  IRC ss. 85l(b)(3).
13  ID.


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Emigrant Savings Bank
August 17, 1999

ii)      government securities,
iii)     securities of other regulated investment companies, and
iv)      other securities.14

Government securities should include certain securities issued by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA"), and the Federal Home Loan Mortgage Corporation ("FHLMC").15 In order for an investment in the security of an issuer to fit within the "other securities" category, the investment must constitute no more than five percent (5%) of the value of the regulated investment company's assets, and no more than ten percent (10%) of the outstanding voting securities of such issuer.16 For purposes of the 50% test (and the 25% test discussed below), the determination of an asset's "value" depends upon whether or not market quotations are readily available for the asset.17 If a market quotation is available for a security, then that quotation determines the security's value.18 If, however, there is no readily available market quotation, then the regulated investment company's board of directors, acting in good faith, determines the asset's value.19 In the case of securities of majority owned subsidiaries that are investment companies, the value of such securities cannot exceed their market value or the company's asset value, whichever is higher.20

Emigrant Securities Corp.'s assets should satisfy the 50% test as of each testing date. The testing dates for Emigrant Securities Corp.'s initial, short taxable year ending December 31, 1999 are: September 30th, and December 31st The quarterly testing dates for subsequent tax years are: March 31st, June 30th, September 30th, and December 31st.21

The 25% test prohibits Emigrant Securities Corp. from investing more than twenty five percent (25%) of the value of its total assets in:

i)       any single issuer (excluding Government securities), or
ii) two or more issuers that Emigrant Securities Corp. controls22 and which are engaged in the same or similar trades or businesses.23

Emigrant Securities Corp. will not invest more than twenty five percent (25%) of its assets in any single issuer (excluding Government securities).24 Nor will Emigrant Securities Corp. "control" any

--------

14   IRC ss. 851(b)(3)(A).
15   SEE Rev. Rul. 92-89, 1992-2 C.B. 154.
16   IRC ss. 85l(b)(3)(A)(ii).
17   IRC ss. 851(c)(4).
18   ID.
19   ID.
20   ID.
21   It is crucial that Emigrant Securities Corp. analyze its assets prior to the close of each quarterly testing date to determine whether or not it expects to satisfy the asset diversification requirement on each testing date.
22   The term "control" means ownership in a corporation of at least twenty percent (20%) of the total combined voting power of all classes of stock entitled to vote.
23   IRC ss. 85l(b)(3)(B).
24   Government securities should include certain securities issued by GNMA,
FNMA, FHLMC. SEE Rev. Rul. 92-89,
                                                                  (continued...)



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Emigrant Savings Bank
August 17, 1999

two or more issuers engaged in the same or similar trades or businesses. For purposes of this Memorandum, it is unnecessary to discuss in detail the applicability of the attribution and aggregation rules of IRC ss. 851(c)(1) and the contours of the phrase "same or similar trades or businesses" as presented in Treas. Reg. ss. 1.851-2(b). Therefore, Emigrant Securities Corp.'s assets should satisfy the 25% test as of each testing date. The testing dates for Emigrant Securities Corp.'s initial, short taxable year ending December 31, 1999 are: September 30th and December 31st. The quarterly testing dates for subsequent tax years are: March 31st, June 30th, September 30th and December 31st.25

It is possible that only market forces (or other events) will cause the value of an investment company's portfolio to fail the asset diversification requirement at the end of any quarter (following the initial testing quarter26). In this instance, automatic statutory relief27 prevents the investment company from losing its special tax status, notwithstanding technical noncompliance with the asset diversification requirement.28 If, however, the noncompliance (that is, a value discrepancy) exists immediately after the acquisition of any security or other property, and the discrepancy is wholly or partly the result of the acquisition, then there is no automatic statutory relief29 In this instance, the investment company will not lose its special tax status where it cures the discrepancy within thirty (30) days after the close of the quarter in which the discrepancy exists.30 Emigrant Securities Corp. should monitor events that have potential to create discrepancies carefully, including changes in the identity of an issuer and changes in the magnitude of an investment in a particular issuer.

iv)      THE DISTRIBUTION REQUIREMENT

In general, a regulated investment company must distribute dividends31 to its shareholders in an amount that equals or exceeds the sum of:

i) ninety percent (90%) of its modified "investment company taxable income"32 for the taxable year, and



--------
24   (...continued)
1992-2 C.B. 154.
25   It is crucial that Emigrant Securities Corp. analyze its assets prior to the close of each quarterly testing date to determine whether or not it expects to satisfy the asset diversification requirement on each testing date.
26   The statutory relief discussed herein does not apply to an investment company's initial quarter testing date. Rev. Rul. 72-83, 1972-1 C.B. 205.
27   That is, the statute provides automatic relief because it prevents the company from losing its special tax status without any action or election required by the company.
28   IRC ss. 851(d).
29   ID.
30   ID.
31   SEE IRC ss. 561 regarding the dividends paid deduction, but exclude items designated as capital gain.
32   IRC ss. 852(b)(2). Investment company taxable income, for purposes of the distribution test in IRC ss. 852(a), is determined without regard to IRC ss. 852(b)(2)(D) (the dividends paid deduction otherwise allowed in determining the definition of investment company taxable income under IRC ss. 852(b). IRC ss. 852(a)(l)(A).


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Emigrant Savings Bank
August 17, 1999

ii) ninety percent (90%) of the excess of municipal bond interest income over certain disallowed deductions attributable to that income.33

Investment company taxable income is the regular corporate taxable income34 of the regulated investment company with the following modifications:

i)       exclude net capital gains,
ii)      disallow net operating loss deduction of IRC ss. 172,
iii) disallow dividends received deduction as provided in IRCss.ss.241 through 249 (other than IRCss.248),
iv) allow a deduction for dividends paid (as defined in IRC ss. 561) (but exclude capital gain and exempt-interest dividends), and
v) ignore IRC ss. 443(b) adjustments (that is, taxable income for a period of less than twelve (12) months shall not be placed on an annual basis even though such short taxable year results from a change in accounting period).35

Additionally, either:

a) the regulated investment company tax provisions must have applied to the investment company for all taxable years ending on or after November 8, 1983, or

b) as of the close of the taxable year, the investment company cannot have any earnings and profits accumulated in any taxable year in which the regulated investment company tax provisions (or corresponding provisions of prior law) did not apply to it.36

Emigrant Securities Corp. should distribute all of its earnings and profits according to its distribution policy as described in the PPM. Additionally, the regulated investment company provisions should apply to Emigrant Securities Corp.'s first taxable year which is its only post-November 8, 1983 tax year. On this basis, Emigrant Securities Corp. should satisfy the distribution requirement.

Therefore, Emigrant Securities Corp. should qualify as a regulated investment company within the meaning of IRC ss. 851 for its initial tax year ended December 31, 1999 and subsequent tax years where the requirements discussed herein are satisfied because it:

i) will be registered as a management company under the 40 Act and anticipates being registered as such at all times during its taxable year, thereby meeting the definition of a regulated investment company under IRC ss. 851 (a),

ii) will make an election to be treated as a regulated investment company for Federal income tax purposes pursuant to IRC ss. 85l(b)(1) on its initial Federal income tax return,

--------

33   IRC ss. 852(a). Specifically, the disallowed deductions refers to IRC
ss.ss. 265, and 171(a)(2).
34   SEE IRC ss. 63(a).
35   IRC ss. 852(b)(2); and Treas. Reg. ss. 1.852-3.
36   IRC ss. 852(a)(2).


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Emigrant Savings Bank
August 17, 1999

iii)     should satisfy the income test of IRC ss. 851(b)(2),

iv) should meet the asset diversification requirement of IRC ss. 851(b)(3), and

v)       should satisfy the distribution requirement of IRC ss. 852(a).

These opinions are based upon:

i) the representations, information, documents, and facts that we have included or referenced in this opinion letter;

ii) our assumption (without independent verification) that all of the representations and all of the originals, copies, and signatures of documents reviewed by us are accurate, true, and authentic;

iii) our assumption (without independent verification) that there has been timely execution, delivery, and performance as required by the representations and document;

iv) the understanding that only the specific Federal income tax issues and tax consequences opined upon herein are covered by this tax opinion, and no other Federal, state, or local taxes of any kind;

v) the law, regulations, cases, rulings, and other tax authority in effect as of the date of this letter. If there are any significant changes of the foregoing tax authorities (for which we shall have no responsibility to advise you), such changes may result in our opinion being rendered invalid or necessitate (upon your request) a reconsideration of the opinion;

vi) your understanding that this opinion is not binding on the IRS or the courts and should not be considered a representation, warranty, or guarantee that the IRS or the courts will concur with our opinion; and

vii) your understanding that this opinion letter is solely for your information and benefit, is limited to the described transaction, and may not be relied upon, distributed, disclosed, made available to, or copied by anyone, without prior written consent or as described herein.

Very truly yours,

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP



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